Exhibit 99.1

NEWS FROM SEI

Contact:	Larry Wexler

Voice:	610.676.1440

E-Mail:	lwexler@seic.com

Pages:	1

For Immediate Release

SEI DECLARES $.08 PER SHARE DIVIDEND

Oaks, PA, May 20, 2008 – The Board of Directors of SEI Investments Company (NASDAQ:SEIC) today declared a dividend of $.08 (eight cents) per share. The cash dividend will be payable to shareholders of record on June 17, 2008 with a payment date of June 20, 2008.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of March 31, 2008, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $424 billion in mutual fund and pooled assets and manages $185 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.